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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of
                     the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported June 29, 1995
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                           KRAUSE'S FURNITURE, INC.
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            (Exact name of registrant as specified in its charter)

Delaware                               0-17868                        77-0310773
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(State or other jurisdiction    (Commission File Number)           (IRS Employer
of incorporation)                                            Identification No.)

5980 Stoneridge Drive,    Suite 109,    Pleasanton, California 94588
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, includiing area code: (510) 460-6201
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        (Former name or former address, if changed since last report)
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Item 5. Other Events

   The Company reported in a news release dated June 29, 1995, Board approval of a stock repurchase plan and a one-for-three reverse stock split.

   On June 29, 1995, the Company's Board of Directors authorized the repurchase of up to 1.2 million shares of the Company's currently outstanding common stock. The Company expects that the shares would be purchased from time to time in the open market. Currently, the Company has 12,244,953 shares of common stock outstanding. The Company also has outstanding 364,780 shares of Series A Preferred Stock which is convertible into 3,647,800 shares of the Company's common stock.

   The Company's Board of Directors also declared a one-for-three reverse split, subject to stockholders approval, of the Company's common. On July 25, 1995, the Company's stockholders approved the reverse stock split, which will become effective August 1, 1995.

   The reverse split will reduce common shares outstanding to 4,081,651, and will reduce to approximately 1,215,900 the number of common shares convertible from the Company's Series A Preferred Stock. The Bank of Boston acts as registrar and transfer agent for Krause's Furniture, Inc.


                                  SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 1995


                                        KRAUSE'S FURNITURE, INC.


                                        By:__________________________
                                             Robert G. Sharpe
                                             Executive Vice President